UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 20, 2009

THE ARISTOTLE CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE	0-14669	06-1165854
(STATE OR OTHER JURISDICTION	(COMMISSION FILE	(I.R.S. EMPLOYER
OF INCORPORATION)	NUMBER)	IDENTIFICATION NO.)

96 CUMMINGS POINT ROAD, STAMFORD, CONNECTICUT

 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

06902

(ZIP CODE)

(203) 358-8000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁯Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁯Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁯Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁯Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 2 Pages

Page 2 of 2 Pages

Item 2.02 Results of Operations and Financial Condition.

On March 20, 2009, the Company issued a press release announcing financial results for the quarter and the year ended December 31, 2008, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)

Exhibits

Exhibit 99.1 - Press release of The Aristotle Corporation, dated March 20, 2009.

The information in this Form 8-K and the Exhibit attached hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, unless expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ARISTOTLE CORPORATION
(Registrant)

By: /s/ H. William Smith

Name: H. William Smith
Title: Vice President, General Counsel
and Secretary

Date:  March 23, 2009

EXHIBITS

Exhibit 99.1 Press release issued March 20, 2009.

Exhibit 99.1

For Immediate Release

News Release

Contacts:

Bill Smith or Dean Johnson

The Aristotle Corporation

Phone: (203) 358-8000 or (920) 563-2446

Fax: (203) 358-0179 or (920) 563-0234

wsmith@ihc-geneve.com

int@enasco.com

The Aristotle Corporation Announces Fourth Quarter and Calendar 2008 Results

Stamford, CT, March 20, 2009 - The Aristotle Corporation (NASDAQ: ARTL; ARTLP) announced today the following:

Results for Quarter and Calendar Year ended December 31, 2008

For the calendar year ended December 31, 2008, net sales were $212.8 million compared to $211.6 million for the calendar year ended December 31, 2007, and earnings from operations were $34.6 million compared to $35.0 million.  For the quarter ended December 31, 2008, net sales were $40.6 million versus $43.6 million for the quarter ended December 31, 2007, and earnings from operations were $4.3 million versus $5.7 million.

For the calendar year ended December 31, 2008, there were net earnings applicable to common stockholders of $15 thousand, or $.00 per diluted common share, compared to net earnings of $14.9 million, or $.84 per diluted common share, for the calendar year ended December 31, 2007.  For the quarter ended December 31, 2008, there was a net loss applicable to common stockholders of $12.0 million, or ($.67) per diluted common share, versus net earnings of $3.1 million, or $.17 per diluted common share, for the quarter ended December 31, 2007.  The net results applicable to common stockholders for the quarter and calendar year ended December 31, 2008 reflect the unfavorable impact of a $12.4 million after-tax loss related to certain externally managed investments.

Steven B. Lapin, Aristotle’s President and Chief Operating Officer, stated, “In the face of severely deteriorating general economic conditions during the latter part of 2008, the Company nevertheless successfully produced substantial revenues and earnings from operations during the fourth quarter and full calendar year.  The K-12 school markets, as well as the commercial markets served by the Company, are dependent on the vitality of state and local economies.  Management is cautiously hopeful that the recently enacted American Recovery and Reinvestment Act of 2009 will help combat recessionary trends and unlock meaningful educational spending for the new budget year that begins in July 2009.”

Dean Johnson, Aristotle’s Chief Financial Officer, stated, “While management is disappointed by the investment related losses which impacted the results for the 2008 fourth quarter and calendar year, the Company’s financial condition is strong.  With a net worth of $110.9 million, borrowing capacity of $40 million, and substantial Company liquidity, the loss of asset value will not interfere with on-going business activities, including unsurpassed service to customers.”

About Aristotle

The Aristotle Corporation, founded in 1986, and headquartered in Stamford, CT, is a leading manufacturer and global distributor of educational, health, medical technology and agricultural products.  A selection of over 80,000 items is offered, primarily through more than 49 separate catalogs carrying the brand of Nasco (founded in 1941), as well as those bearing the brands of Life/Form®, Whirl-Pak®, Simulaids, Triarco, Spectrum Educational Supplies, Hubbard Scientific, Scott Resources, Haan Crafts, To-Sew, CPR Prompt®, Ginsberg Scientific and Summit Learning.  Products include educational materials and supplies for substantially all K-12 curricula, molded plastics, biological materials, medical simulators, health care products and items for the agricultural, senior care and food industries.  Aristotle has approximately 850 full-time employees at its operations in Fort Atkinson, WI, Modesto, CA, Fort Collins, CO, Plymouth, MN, Saugerties, NY, Chippewa Falls, WI, Otterbein, IN and Newmarket, Ontario, Canada.

There are approximately 18.0 million shares outstanding of Aristotle common stock (NASDAQ: ARTL) and approximately 1.1 million shares outstanding of Series I preferred stock (NASDAQ: ARTLP); there are also approximately 11.0 million privately-held shares outstanding of Series J preferred stock.  Aristotle has about 3,600 stockholders of record.

Further information about Aristotle can be obtained on its website, at aristotlecorp.net.

Safe Harbor under the Private Securities Litigation Reform Act of 1995

To the extent that any of the statements contained in this release are forward-looking, such statements are based on current expectations that involve a number of uncertainties and risks that could cause actual results to differ materially from those projected or suggested in such forward-looking statements.  Aristotle cautions investors that there can be no assurance that actual results or business conditions will not differ materially from those projected or suggested in such forward-looking statements as a result of various factors, including, but not limited to, the following: (i) the ability of Aristotle to obtain financing and additional capital to fund its business strategy on acceptable terms, if at all; (ii) the ability of Aristotle on a timely basis to find, prudently negotiate and consummate additional acquisitions; (iii) the ability of Aristotle to manage any to-be acquired businesses; (iv) there is not an active trading market for the Company’s securities and the stock prices thereof are highly volatile, due in part to the relatively small percentage of the Company’s securities which is not held by the Company’s majority stockholder and members of the Company’s Board of Directors and management;  (v) the ability of Aristotle to retain and utilize its deferred tax positions; and (vi) other factors identified in Item 1A, Risk Factors, contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  As a result, Aristotle’s future development efforts involve a high degree of risk.  For further information, please see Aristotle’s filings with the Securities and Exchange Commission, including its Forms 10-K 10-K/A, 10-Q and 8-K.

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

Net sales	$40,615	43,600	212,817	211,550
Cost of sales	24,692	26,681	129,808	129,590
Gross profit	15,923	16,919	83,009	81,960

Selling and administrative expense	11,632	11,252	48,427	46,929
Earnings from operations	4,291	5,667	34,582	35,031

Other (expense) income:
Interest expense	(245)	(321)	(1,078)	(1,403)
Other, net	(19,967)	287	(19,805)	1,503
	(20,212)	(34)	(20,883)	100
Earnings (loss) before income taxes	(15,921)	5,633	13,699	35,131

Income tax expense (benefit):
Current	(3,685)	(1,155)	6,883	7,441
Deferred	(2,386)	1,534	(1,822)	4,157
	(6,071)	379	5,061	11,598
Net earnings (loss)	(9,850)	5,254	8,638	23,533

Preferred dividends	2,156	2,156	8,623	8,626
Net earnings (loss) applicable to common stockholders	$(12,006)	3,098	15	14,907

Earnings (loss) per common share:
Basic	$(.67)	.17	.00	.84
Diluted	$(.67)	.17	.00	.84

Weighted average common shares outstanding:
Basic	17,962,875	17,945,991	17,962,376	17,651,361
Diluted	17,962,875	17,966,233	17,968,981	17,669,161

THE ARISTOTLE CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

 (in thousands)

(unaudited)

Assets	December 31, 2008	December 31, 2007

Current assets:
Cash and cash equivalents Marketable securities	$15,290 4,437	5,604 3,335
Investments	2,876	18,150
Accounts receivable, net	14,048	15,631
Inventories, net	44,653	42,297
Prepaid expenses and other	8,542	9,071
Income taxes receivable	5,396	540
Deferred income taxes	4,644	2,484
Total current assets	99,886	97,112

Property, plant and equipment, net	27,808	27,476

Goodwill	13,712	14,476
Deferred income taxes	6,668	5,646
Investments	4,318	4,279
Other assets	884	446
Total assets	$153,276	149,435

Liabilities and Stockholders' Equity
Current liabilities:
Current installments of long-term debt	$294	305
Trade accounts payable	9,576	10,500
Accrued expenses	11,641	6,765
Accrued dividends payable	2,156	2,156
Total current liabilities	23,667	19,726

Long-term debt, less current installments	10,364	8,655
Long-term pension obligations	5,891	2,944
Other long-term accruals	2,467	2,429
Total liabilities	42,389	33,754

Stockholders' equity:
Preferred stock, Series I	6,489	6,489
Preferred stock, Series J	65,760	65,760
Common stock	180	179
Additional paid-in capital	7,690	7,580
Retained earnings	34.979	34,964
Accumulated other comprehensive income (loss)	(4,211)	709
Total stockholders' equity	110,887	115,681
Total liabilities and stockholders' equity	$153,276	149,435